AMENDMENT NO. 1 TO

RV ACQUISITION INC.

2004 STOCK OPTION PLAN

WHEREAS, on December 28, 2006, pursuant to Article 6.6 of the RV Acquisition Inc. 2004 Stock Option Plan (the "Plan"), the Board of Directors of RV Acquisition Inc. (the “Corporation”) adopted a resolution to amend the Plan and increase the number of shares of common stock of the Corporation subject to the Plan.

Therefore, the Plan is hereby amended as follows:

1.  Amendment»

The Plan is hereby amended by deleting the number “606,061” where it appears in Section 4 of the Plan and inserting the number “768,301” in lieu thereof.

2.  Ratification»

All other provisions of the Plan shall remain in full force and effect.